Certification of Chief Executive Officer and Chief Financial Officer
I, John M. Pritchard, certify pursuant to 18 U.S.C. Section 1350 that the Quarterly Report of Gold Run Inc. on Form 10-QSB for the fiscal quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Gold Run Inc.
Date: May 21, 2007	/s/ John M. Pritchard
John M. Pritchard Chief Executive Officer (Principal Executive Officer)
I, Ernest Cleave, certify pursuant to 18 U.S.C. Section 1350 that the Quarterly Report of Gold Run Inc. on Form 10-QSB for the fiscal quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Gold Run Inc.
Date: May 21, 2007	/s/ Ernest Cleave
Ernest Cleave Chief Financial Officer (Principal Financial Officer)